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Exhibit 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of Global Geophysical Services, Inc. and to the inclusion therein of our report dated July 31, 2005, with respect to the financial statements of Global Geophysical Services, Inc. as of December 31, 2005 2004, and for the years ended December 31, 2005 and 2004, and the period from inception (June 18, 2003) to December 31, 2003.

/s/ UHY LLP

Houston, Texas
August 10, 2006

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  Exhibit 23.1
CONSENT OF UHY LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM